Exhibit 10.1

GUARANTOR JOINDER AGREEMENT

SUPPLEMENT NO. 1, dated as of April 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, this “Supplement”), to the Credit Agreement, dated as of October 12, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Revolving Facility (including any successor thereof, the “Borrower”); (ii) Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Initial Guarantors”); (iii) the other Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

A.	Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B.	Each Initial Guarantor has entered into the Credit Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit.

C.

Section 5.07 of the Credit Agreement provides that additional Eligible Additional Guarantors may become Guarantors under the Credit Agreement by execution and delivery of an instrument in the form of this Supplement. Each of the undersigned Eligible Additional Guarantors (each a “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Credit Agreement in order to induce the Lenders to maintain and/or make additional Loans and each Issuing Bank to maintain and/or issue additional Letters of Credit, and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, each of the New Guarantors agree as follows:

SECTION 1. In accordance with Section 5.07 of the Credit Agreement, each New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby agrees to all terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder. In furtherance of the foregoing, each New Guarantor does hereby guarantee to the

Administrative Agent, for the benefit of the Issuing Banks and the Lenders, the prompt payment of the Loan Obligations in full when due as set forth in the Credit Agreement. Each reference to a “Guarantor” in the Credit Agreement and in this Supplement shall be deemed to include the New Guarantors. The Credit Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Guarantor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Guarantors. Delivery of an executed counterpart to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 4. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents or a novation of the Credit Agreement or any Loan Document.

SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 8. The New Guarantors agree to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of one primary outside counsel to the Administrative Agent.

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IN WITNESS WHEREOF, the New Guarantors have duly executed this Supplement to the Credit Agreement as of the day and year first above written.

APOLLO GLOBAL MANAGEMENT, INC.

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

APOLLO ASSET MANAGEMENT, INC.

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

[Signature page to Guarantor Joinder Agreement]